UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	April 25, 2025
(Date of earliest event reported)

BANK OF HAWAII CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Merchant Street	Honolulu	Hawaii	96813
(Address of principal executive offices)	(City)	(State)	(Zip Code)

(888) 643-3888

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	BOH	New York Stock Exchange

Depository Shares, Each Representing 1/40th Interest in a Share of 4.375% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series A	BOH.PRA	New York Stock Exchange

Depository Shares, Each Representing 1/40th Interest in a Share of 8.000% Fixed Rate Non-Cumulative Perpetual Preferred Stock, Series B	BOH.PRB	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, the shareholders of Bank of Hawaii Corporation (the “Company”) approved the Bank of Hawaii Corporation 2025 Director Stock Compensation Plan (the “2025 Plan”) at the Company’s 2025 annual meeting of stockholders, which was held on Friday, April 25, 2025 (the “Annual Meeting”). The 2025 Plan had previously been approved by the Company’s Board of Directors, subject to shareholder approval. The 2025 Plan permits the granting of stock options that are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended, restricted stock, restricted stock units, dividends and dividend equivalents to any non-employee director of the Company or any of its affiliates.

A detailed summary of the 2025 Plan appears on pages 76-78 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 14, 2025. That summary is incorporated herein by reference. The foregoing description of the 2025 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Plan, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

On April 24, 2025, the compensation committee of the board of directors of the Company adopted a form of restricted stock award agreement for use under the 2025 Plan.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 25, 2025, the “Company held its annual shareholders meeting. At the meeting, the following matters were submitted to a vote of the shareholders:

1. Election of Directors:

Nominee	Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
John C. Erickson	26,932,634	200,842	387,700	-	4,983,174
Joshua D. Feldman	27,025,038	108,658	387,480	-	4,983,174
Peter S. Ho	25,793,546	1,359,983	367,647	-	4,983,174
Michelle E. Hulst	26,950,311	129,417	441,448	-	4,983,174
Kent T. Lucien	26,948,922	198,610	373,644	-	4,983,174
Elliot K. Mills	26,946,006	137,158	438,012	-	4,983,174
Alicia E. Moy	27,017,030	116,497	387,649	-	4,983,174
Victor K. Nichols	26,952,656	173,399	395,121	-	4,983,174
Dana M. Tokioka	26,944,528	164,633	412,015	-	4,983,174
Raymond P. Vara, Jr.	26,328,113	809,767	383,296	-	4,983,174
Suzanne P. Vares-Lum	26,962,722	129,551	428,903	-	4,983,174
Robert W. Wo	26,515,669	581,594	423,913	-	4,983,174

2. Advisory vote on the Company's executive compensation:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
26,128,990	904,132	488,054	-	4,983,174

3. Approval of the Company's 2025 Director Stock Compensation Plan:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
25,938,191	1,092,193	490,792	-	4,983,174

4. Ratification of the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025:

Votes Cast For	Votes Against	Abstentions	Uncast	Non-Votes
31,299,938	778,001	426,411	-	-

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.

10.1

Bank of Hawaii Corporation 2025 Director Stock Compensation Plan (incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A for the 2025 Annual Meeting of Shareholders, as filed with the SEC on March 14, 2025 and incorporated herein by reference).

10.2	Form Restricted Stock Award Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2025	Bank of Hawaii Corporation

	By:	/s/ Patrick M. McGuirk
Patrick M. McGuirk
Vice Chair and Chief Administrative Officer